                                                                     EXHIBIT 2.2


                            CERTIFICATE OF MERGER

                                   MERGING

                        QUICK ACQUISITION CORPORATION
                           A DELAWARE CORPORATION

                                WITH AND INTO

                             ATL PRODUCTS, INC.,
                           A DELAWARE CORPORATION

                    ____________________________________

Pursuant to Section 251 of the General Corporation Law of the State of Delaware
                    ____________________________________

     ATL Products, Inc., a Delaware corporation ("ATL"), does hereby certify as follows:

     FIRST:    Each of the constituent corporations, ATL and Quick Acquisition
Corporation ("SUB"), is a corporation duly organized and existing under the laws of the State of Delaware.

     SECOND:   An Agreement and Plan of Reorganization (the "REORGANIZATION
AGREEMENT"), dated May 18, 1998, among Quantum Corporation, a corporation organized under the laws of the State of Delaware, Sub and ATL, setting forth the terms and conditions of the merger of Sub with and into ATL (the "MERGER"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.

     THIRD:    ATL shall be the surviving corporation in the Merger (the
"SURVIVING CORPORATION"). The name of the Surviving Corporation shall be ATL Products, Inc.

     FOURTH:   The Certificate of Incorporation of the Surviving Corporation is
amended to read in its entirety as set forth in Exhibit A hereto.
                                                ---------

     FIFTH:    An executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

               ATL Products, Inc.
               2801 Kelvin Avenue
               Irvine, California 92614
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     SIXTH:    A copy of the Reorganization Agreement will be furnished by the
Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, ATL has caused this Certificate of Merger to be executed in its corporate name as of the 28th day of September, 1998.


                                    ATL PRODUCTS, INC.


                                         /s/ Kevin C. Daly
                                    By:  _______________________________
                                         Kevin C. Daly,
                                         President and Chief Executive Officer

                                      -2-
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                                  EXHIBIT A

                    RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                             ATL PRODUCTS, INC.
                           A DELAWARE CORPORATION


                                 ARTICLE ONE
                                 -----------

     The name of this corporation is ATL Products, Inc. (the "Corporation").


                                 ARTICLE TWO
                                 -----------

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19901. The name of its registered agent at such address is The Corporation Trust Company.


                                ARTICLE THREE
                                -------------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                ARTICLE FOUR
                                ------------

     This Corporation is authorized to issue one class of stock which is designated Common Stock. The total number of shares of Common Stock authorized to be issued is One Hundred (100) shares with a par value of $.0001 per share.


                                ARTICLE FIVE
                                ------------

     The Corporation is to have perpetual existence.


                                 ARTICLE SIX
                                 -----------

     Elections of directors need not be by written ballot unless and only to the extent that the Bylaws of the Corporation shall otherwise provide.
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                                ARTICLE SEVEN
                                -------------

     The number of directors which constitute the whole Board of Directors of the Corporation shall be fixed in the manner designated in the Bylaws of the Corporation.


                                ARTICLE EIGHT
                                -------------

     In furtherance and not in limitation of the powers conferred by statute, and subject to such limitations and exceptions contained in the Bylaws of the Corporation, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.


                                ARTICLE NINE
                                ------------

     (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (b) The Corporation shall indemnify to the fullest extent permitted by law (as the same exists or may hereafter be amended) any person made or threatened to be made a party to a threatened, pending or completed action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any director or officer may be entitled under any bylaw, agreement, vote of directors or stockholders or otherwise.

     (c) Neither any amendment nor repeal of this Article Nine, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article Nine, shall eliminate or reduce the effect of this Article Nine in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Nine, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                 ARTICLE TEN
                                 -----------

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of Delaware law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                               ARTICLE ELEVEN
                               --------------

     Vacancies created by the resignation of one or more members of the Board of Directors and newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.


                               ARTICLE TWELVE
                               --------------

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.


                              ARTICLE THIRTEEN
                              ----------------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by Delaware law, and all rights conferred upon stockholders herein are granted subject to this reservation.